Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TechTarget, Inc.

Newton, Massachusetts

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2017 Stock Option and Incentive Plan of TechTarget, Inc. of our report dated March 1, 2021, with respect to the consolidated financial statements and effectiveness of TechTarget’s internal control over financial reporting included in its Annual Report (Form 10-K) for the years ended December 31, 2020 and 2019 filed with the Securities and Exchange Commission.

/s/ Stowe & Degon, LLC

Westborough, MA

June 16, 2021